Exhibit 99.1

Investor Contact:

Rich Valera

ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

Nutanix Announces Elimination of Dual-Class Stock Structure

Conversion of Class B Common Stock into Class A Common Stock Results in Single Class of Common Stock With Equal Voting Rights

SAN JOSE, CA. – January 4, 2022 – Nutanix (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced that all outstanding shares of its Class B common stock automatically converted into Class A common stock on a one-for-one basis, effective at 12:01 a.m. ET on January 3, 2022. The conversion had no effect on the economic rights of holders of shares of Class A common stock or Class B common stock, except for the elimination of the different voting powers of the two classes of stock, and Nutanix does not expect it to have any material effect on its future operations.

The conversion occurred automatically pursuant to Nutanix's certificate of incorporation as a result of holders of at least sixty-seven percent of the outstanding shares of Class B common stock acting by written consent in lieu of a meeting to approve such conversion. The former holders of Class B common stock now have Class A common stock with the same voting powers, preferences, rights and qualifications, limitations and restrictions as the Class A common stock. All shares of Nutanix's outstanding capital stock are now entitled to one vote per share.

Nutanix filed a certificate with the Delaware Secretary of State on January 4, 2022 effecting the retirement of the Class B shares that were issued but no longer outstanding following the conversion.

No other stockholder action is required in connection with the conversion. Any existing stock certificates validly issued for shares of Nutanix’s Class B common stock will represent shares of Nutanix’s Class A common stock, and shares held with Nutanix’s transfer agent will be automatically adjusted to reflect the change. In connection with the conversion, Nutanix's Class A common stock will continue to trade on the Nasdaq Global Select Market under the ticker symbol “NTNX” and will maintain the same CUSIP number previously assigned to the Class A common stock.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2022 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This release may contain links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Nutanix’s decision to link to an external site should not be considered an endorsement of any content on such a site.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding the effect of the conversion on Nutanix’s future operations and Nutanix’s Class A and Class B common stock. These forward-looking statements are not historical facts and instead are based on Nutanix’s current expectations, estimates and beliefs. The accuracy of such statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond Nutanix’s control, that may cause these statements to be inaccurate and cause its actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including risks detailed in Nutanix’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021 and Nutanix’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021 filed with the SEC on December 2, 2021, which should be read in conjunction with this press release. Nutanix’s SEC filings are available on the Investor Relations section of its website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, Nutanix assumes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

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